UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02(d).  Election of Directors.

On December 12, 2007, the board of directors of CIBER, Inc. (the “Company”) appointed Stephen S. Kurtz as a new Class II director and chairman of the board’s audit committee.  Mr. Kurtz was nominated for his appointment by the Nominating/Corporate Governance Committee and he will stand for election at the Company’s 2008 Annual Meeting of Shareholders as a nominee for director.  The full text of the Company’s press release announcing the appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Kurtz and any other persons pursuant to which Mr. Kurtz was appointed as a director of the Company.  Mr. Kurtz has no direct or indirect material interest in any transaction or proposed transactions to which the Company was, or is to be a party.

Item 9.01(d).   Exhibits.

99.1                       Press release dated December 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date:	December 12, 2007	By:	/s/ Peter Cheesbrough
Peter Cheesbrough
Chief Financial Officer and Executive Vice President